Exhibit 10.1

2007 Named Executive Officer Base Salaries

The following shows the current base salaries and new base salaries for the Company’s named executive officers effective April 1, 2007.

Name	Salary
	April 1, 2006	April 1, 2007
Stephen M. Carter, CEO	$715,000	$750,000
David S. Aldridge, EVP & CFO	400,000	420,000
Justin F. Deedy, Jr., EVP & President, Communications Group	335,000	355,000
H. Patrick Jack, EVP & President, Essex Group, Inc.	332,000	345,000
Barbara L. Blackford, EVP, General Counsel & Secretary	300,000	330,000